UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 9, 2012

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North LaSalle Street, Suite 925, Chicago, IL	60602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 324-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2012, the Registrant appointed Tae-Sik Yoon, 45, as the Registrant’s Chief Financial Officer, replacing Richard S. Davis, who served in the same capacity on an interim basis.  Mr. Yoon has more than 19 years of commercial real estate finance, investment banking and legal experience with private and public companies.  Most recently, Mr. Yoon served as Senior Vice President of Akridge, a privately held commercial real estate investment and services company, where he was responsible for its capital markets activities, including the development of funds, joint ventures and capital relationships.  Prior to that, Mr. Yoon held various positions at J.E. Robert Company, Inc. and its affiliates, including as Managing Director and Chief Financial Officer, and was involved in the formation and management of several real estate private equity funds, a public commercial mortgage real estate investment trust (JER Investors Trust Inc.) and the firm’s operating platforms in the U.S. and abroad.  Mr. Yoon also served in the real estate investment banking group at Morgan Stanley & Company and was an attorney at the law firm of Williams & Connolly LLP.

Item 7.01  Regulation FD Disclosure.

On July 9, 2012, the Registrant issued a press release announcing Mr. Yoon’s appointment as the new Chief Financial Officer of the Registrant.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit Number	Exhibit Description
99.1	Press Release, dated July 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 9, 2012

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Michael D. Weiner
Michael D. Weiner
Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press Release, dated July 9, 2012.